SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2000

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant's telephone number, including area code)

ITEM 5. Other Events.

In a news release dated August 7, 2000, Compaq Computer Corporation (NYSE: CPQ) announced that on August 4, 2000 it completed the public offering and sale of $575 million aggregate principal amount of notes, consisting of $275 million principal amount of 7.45% Notes due 2002, and $300 million principal amount of 7.65% Notes due 2005. The news release is attached hereto as Exhibit 99.1.

ITEM 7.              Financial Statements and Exhibits.

Exhibit 99.1          News Release dated August 7, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: August 9, 2000
By: /s/ Linda S. Auwers
Linda S. Auwers
Vice President, Associate General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated August 7, 2000 (filed herewith)